Exhibit 4.20

EXECUTION COPY

AMENDMENT NO. 3 AND CONSENT (this “Amendment”) dated as of January 3, 2005, to the Second Lien Credit Agreement dated as of July 29, 2004, among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), and THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International” and, together with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the Guarantors party thereto, the Lenders from time to time party thereto and CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) (as amended by Amendment No. 1 and Agreement effective as of September 30, 2004 and by Amendment No. 2 and Joinder Agreement dated as of November 22, 2004, and as further amended, supplemented or modified, the “Credit Agreement”).

A.                                   Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrowers.

B.                                     The Borrowers have informed the Administrative Agent that they intend to make a one time investment in an aggregate amount not to exceed $2,000,000 in a Chinese Co-Operative Joint Venture Enterprise with Ningbo Longxing Group Corporation Limited known in English as “Ningbo Fulida Gas Equipment Co., Ltd” (the “Chinese Joint Venture”).

C.                                     The Borrowers have requested that the Administrative Agent consent to the investment in the Chinese Joint Venture.  The Borrowers have further requested that the Required Lenders make certain other amendments to the Credit Agreement as set forth herein.

D.                                    Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Consent.  Pursuant to 6.02(n) of the Credit Agreement, the Administrative Agent hereby consents to the investment in the Chinese Joint Venture on substantially the terms described above.

SECTION 2.  Amendment.  Section 6.08 of the Credit Agreement is hereby amended by (i) amending and restating clause (f) thereof in its entirety to read as follows: “(f) the sale or other disposition of other Equipment and Fixtures having a book value not exceeding $250,000 in the aggregate in any Fiscal Year and $500,000 in the aggregate; and”; (ii) amending and restating clause (g) thereof in its entirety to read as follows: “(g) as permitted in Section 6.02(k).”; and (iii) deleting clause (h) thereof in its entirety.

SECTION 3.  Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Credit Parties represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent, that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.

SECTION 4.  Effectiveness.  This Amendment shall become effective as of the date set forth above on the date that the Administrative Agent (or its counsel) shall have received:

(a)                                  counterparts of this Amendment that, when taken together, bear the signatures of the Credit Parties and the Required Lenders;

(b)                                 a consent fee in an amount equal to $5,000; and

(c)                                  a copy of a fully executed and delivered consent and amendment, in form and substance reasonably satisfactory to the Administrative Agent, to the First Lien Credit Agreement.

SECTION 5.  Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.  After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6.  Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall

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constitute but one and the same contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 7.  Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 9.  Expenses.  The Borrowers agree to reimburse the Administrative Agent for all out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 10.  Reaffirmation.  Each of the Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment, and affirms and confirms its guarantee of the Obligations and, if applicable, the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant of security interest continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement, as amended hereby, and the other Loan Documents.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

THERMADYNE INDUSTRIES, INC.

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

THERMAL DYNAMICS CORPORATION

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

TWECO PRODUCTS, INC.

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

VICTOR EQUIPMENT COMPANY

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

C & G SYSTEMS, INC.

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

STOODY COMPANY

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

THERMAL ARC, INC.

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

PROTIP CORPORATION

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

THERMADYNE INTERNATIONAL CORP.

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

THERMADYNE HOLDINGS CORPORATION

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

MECO HOLDING COMPANY

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

C&G SYSTEMS HOLDING, INC.

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

CIGWELD PTY LTD.

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

DUXTECH PTY LTD.

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

QUETACK PTY. LTD.

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

QUETALA PTY. LTD.

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

THERMADYNE AUSTRALIA PTY LTD.

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

THERMADYNE INDUSTRIES LIMITED

By:	\s\ Michael E. Mahoney
Name:	Michael E. Mahoney
Title:	Director

THERMADYNE WELDING PRODUCTS CANADA LIMITED

By:	\s\ Patricia S. Williams
Name:	Patricia S. Williams
Title:	Vice President Secretary and General
Counsel

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, individually and as Administrative Agent and Collateral Agent,

By
\s\ Joseph Adipietro
Name: Joseph Adipietro
Title: Director

By
\s\ Joshua Parrish
Name: Joshua Parrish
Title: Associate

SIGNATURE PAGE TO AMENDMENT NO. 3 AND CONSENT TO THE THERMADYNE SECOND LIEN CREDIT AGREEMENT DATED AS OF JULY 29, 2004

Name of Financial Institution:	CSFB Credit Opportunities Fund (Employee) LP
CSFB Credit Opportunities Fund (Helios) LP

by
/s/ Joseph Russell
		Name:	Joseph Russell
		Title:	Managing Director

by

Name:
Title: